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EXHIBIT 10.45

CONSENT AND AMENDMENT

This CONSENT AND AMENDMENT (the “Consent”) is made effective as of September 16, 2002 (the “Consent Date”) by and between THE SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH, a non-profit organization having its principal office at 1275 York Ave., New York, NY 10021 (“SKI”) and KOSAN BIOSCIENCES, INC., a California corporation having a principal place of business at 3832 Bay Center Place, Hayward, California 94545 (“Kosan”).

WHEREAS, Kosan and SKI are parties to the Research and License Agreement dated August 26, 2000 (the “License Agreement”).

WHEREAS, Kosan desires now to enter into an agreement with Hoffmann-La Roche Inc., a New Jersey corporation, together with F. Hoffmann-La Roche Ltd., a Swiss corporation (collectively, “Roche”), regarding the development and commercialization of an epothilone product (such agreement with Roche, the “Roche Agreement”) and in connection therewith wishes to grant a sublicense under the License Agreement.

WHEREAS, SKI desires for Kosan to enter into the Roche Agreement, and the Parties believe that the Roche Agreement will benefit patients by allowing a major pharmaceutical company to pursue development of a cancer product.

WHEREAS, the Parties desire to amend the License Agreement to conform to the Roche Agreement.

NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the Parties agree as follows:

1.    Definitions.    Any initially capitalized terms that are used but not defined herein have the meanings given such terms when used in all-caps font in the License Agreement. All references to Sections are to sections of this Consent unless explicitly provided to refer to Sections of the License Agreement or the Roche Agreement.

2.    Consent.    SKI consents that Kosan may enter into the Roche Agreement in the form attached hereto as Appendix A, recognizing that the Roche Agreement includes a sublicense under the License Agreement.

3.    Harmonizing Amendments.    The following Sections of the License Agreement are hereby amended as follows with respect to the Roche Agreement only:

(a)    Section 1.25 of the License Agreement is hereby amended such that Net Sales of a given product under the License Agreement shall be calculated in relation to gross sales of such product in the same way as Net Sales of any Licensed Product under the Roche Agreement, for purposes of determining payments thereunder, are calculated in relation to gross sales of such Licensed Product.

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(b)    The restrictions on sublicensing set forth in Sections 4.5, 4.6, and 4.9 of the License Agreement shall not apply to Roche or its Affiliates under the Roche Agreement, and Roche and its Affiliates shall have the right to grant sublicenses under the Roche Agreement without SKI’s consent.

(c)    For so long as the Roche Agreement is in effect, the obligations imposed on Kosan by Article 5 of the License Agreement shall be deemed to have been met.

(d)    The record-keeping and audit-related provisions of the Roche Agreement are agreed to by SKI, and no greater requirements shall be imposed pursuant to Section 7.7 or any other provision of the License Agreement in relation to any activities under the Roche Agreement, but SKI’s audit rights under the License Agreement with respect to audit of Kosan are and shall not be diminished.

(e)    Currency conversion of any payments under the Roche Agreement, for purposes of determining payments due under the License Agreement, shall be as set forth in Section 6.2 of the Roche Agreement, not as set forth in Section 7.10 of or elsewhere in the License Agreement.

(f)    Section 9.2 of the License Agreement does not apply to the results of research and development work performed pursuant to the Roche Agreement.

(g)    Section 10.3 of the License Agreement does not apply to product recalls of products used or sold under the Roche Agreement.

(h)    Section 18.2.2 is amended such that Roche’s (and its affiliates’ and sublicensees’) actions, to the extent not in material breach of the Roche Agreement, shall be deemed to be in compliance with any obligations imposed on a sublicensee by the License Agreement, and shall not be deemed in and of themselves to give rise to a breach of the License Agreement for any purpose, including without limitation Section 18.2.2. Section 18.2.4. is deleted.

(i)    Article 13 of the License Agreement shall not apply to press releases made by Roche or Kosan or their affiliates or sublicensees under or in relation to the Roche Agreement, except with respect to the last sentence of such Article of the License Agreement relating to the use of specified names.

(j)    Kosan’s, Roche’s and their affiliates’ and sublicensees’ activities in compliance with the Roche Agreement shall be deemed to be in compliance with the License Agreement, and the Roche Agreement shall control for purposes of determining compliance with the Roche Agreement (and therefore also the License Agreement to the extent that the License Agreement imposes obligations with respect to sublicensing and sublicensees). The foregoing sentence shall not alter the financial terms between Kosan and SKI as set forth in the License Agreement as amended by this Consent.

4.    Financials.

(a)    [*] In lieu of any payments that might otherwise have been required pursuant to Section [*] of the License Agreement in respect of the [*] of the Roche Agreement (but not under any other Sections of the Roche Agreement), Kosan shall pay to SKI:

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  (i)      [*]

For the avoidance of doubt, it is agreed and understood that the payments to be made by Kosan to SKI under this paragraph 4.1(a) are only in consideration of amounts paid or to be paid to Kosan by Roche under [*] of the Roche Agreement, and that such payments under this paragraph [*] to SKI under [*] of the License Agreement with respect to [*] under other Sections of the Roche Agreement.

(b)    [*] Any payments Kosan may receive from Roche pursuant to [*] of the Roche Agreement [*] are in [*] Kosan’s [*] rather than the [*] of a [*] the [*] and so shall [*] to [*] with SKI pursuant to [*] the License Agreement.

(c)    Royalty Owed.    So long as [*] Kosan under the Roche Agreement in respect of [*] or otherwise under the sublicense under the License Agreement granted by Kosan to Roche, Kosan shall pay SKI royalties as provided in Article 7 of the License Agreement with respect to such sublicensing proceeds. Once Kosan no longer receives such sublicensing proceeds from Roche under the Roche Agreement, Kosan shall no longer be obligated to pay SKI any royalty pursuant to the License Agreement on sales of such product(s) by Roche (or its affiliates or sublicenses).

5.    Entire Agreement.    This Consent and the License Agreement collectively set forth the Parties’ entire agreement with respect to the subject matter of the Consent and the License Agreement. This Consent amends the License Agreement. Therefore, to the extent of any conflict between this Consent and the License Agreement, this Consent shall control. There are no agreements between the Parties with respect to the subject matter of this Consent and the License Agreement other than as set forth in this Consent and the License Agreement as amended by this Consent. Section 21.1 of the License Agreement shall apply mutatis mutandis to the entire agreement set forth in this Consent and the License Agreement in the same manner as it does to the License Agreement as executed prior to this Consent.

6.    Miscellany.    Sections 21.3 – 21.9, 21.14 and 21.15 and Articles 19 and 20 of the License Agreement shall apply to this Consent as if set forth herein in their entireties.

7.    [*] Recent Application.    SKI and Kosan [*] the application entitled [*] (and noted on [*] of the Roche Agreement as [*] SKI and Kosan) is [*] and [*] the compounds described and claimed therein [*] SKI and Kosan agree and acknowledge that such [*] execution of this Consent.

8.    No Relationship.    SKI’s obligations hereunder and pursuant to the License Agreement are to Kosan only. SKI undertakes no obligation to Roche by this Consent. Roche is not a third-party beneficiary of this Consent.

IN WITNESS WHEREOF, the Parties have executed this Consent by their duly authorized representatives as of the Consent Date.

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THE SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH:		KOSAN BIOSCIENCES, INC.:

By:	/s/ James S. Quirk	By:	/s/ Michael S. Ostrach

Name:	James S. Quirk	Name:	Michael S. Ostrach

	Senior Vice President	Title:	President
Title:	Research Resources Management

Date:	9/19/02	Date:	9/19/02

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Appendix A- Appendix A corresponds to the document filed as Exhibit 10.43 to Kosan’s 10-Q for the quarter ended September 30, 2002.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES ACT OF 1934, AS AMENDED.